PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:     John D. Milton, Jr.
             Chief Financial Officer                904/396-5733


PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES PLAN TO SEPARATE INTO TWO PUBLIC COMPANIES AND PROVIDES UPDATE ON ANACOSTIA PROJECT

Jacksonville, Florida, May 7, 2014 - Patriot Transportation Holding, Inc. (Nasdaq GM: PATR) announced today that it intends to separate its transportation business from its real estate businesses. The separation will result in two independent, publicly-traded companies by means of a tax-free spin-off of the transportation business to Patriot shareholders.
The separation, which is subject to a number of conditions including final Board approval, receipt of an opinion of tax counsel and effectiveness of a registration statement on Form 10, is expected to be completed in the next twelve months.

"Our management team is excited about the opportunities created by the separation of the real estate and transportation businesses," said John Baker, Executive Chairman.

Patriot believes that the separation will offer a number of advantages, including the following:

* Distinct Investment Identity. The spin-off will create distinct and targeted investment opportunities in the real estate company and the transportation company. After the separation, investors will be able to evaluate and invest in each business based on its merits, financial performance and future prospects.

* Enhanced Business Focus. The separation will allow the board of directors and management of each business to focus on its own strategic and operational plans.

* Capital Resources. Each company will be able to deploy its capital resources in a manner that is appropriate for its growth strategy.

* Access to Capital Markets. Both companies will have direct access to the capital markets to pursue their respective growth opportunities.

* Enhanced Effectiveness of Equity Compensation. The separation will enhance the effectiveness of equity based compensation programs of both companies by directly tying the value of the equity compensation awards to the performance of the business for which key employees provide services.

Patriot anticipates that after the spin-off the real estate company will operate under the name FRP Holdings, Inc. and the transportation company will use the name Patriot Transportation Holding, Inc.

Anacostia Update
----------------

Patriot also announced that the joint venture that it formed with its developer partner has negotiated financing for the construction of the first phase of its planned four phase master


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development in Washington, D.C. known as Riverfront on the Anacostia.
Under the terms of the proposed financing, Patriot will contribute up to an additional $5 million to the project. The joint venture expects to finalize financing arrangements providing for a $65 million loan with an initial four year term and approximately $17 million in EB5 secondary financing. Both these financing sources will be non-recourse to Patriot. The Company expects to finalize these financing arrangements and to commence construction by late summer 2014.

About Patriot

Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. Our transportation business (Florida Rock & Tank Lines, Inc.) is a bulk tank carrier specializing in hauling petroleum and other liquid and dry bulk commodities in the southeastern states. Our real estate group acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Patriot's future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

Although Patriot believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the impact of the spin-off on the real estate and transportation businesses, the ability of both companies to meet debt service requirements and the availability and terms of financing. Other important factors are described in the company's most recent Form 10-K and 10-Q reports on file with the Securities and Exchange Commission that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document. Patriot assumes no obligation to update these statements except as is required by law.


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